Exhibit 5.1

July 29, 2021

NRX Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

NRX Pharmaceuticals, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to NRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 5,373,059 shares of common stock, par value $0.001 per share (collectively, the “Shares”), issuable by the Company in respect of awards to be granted under the NRX Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan (the “2021 Incentive Plan”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the 2021 Incentive Plan and the forms of award agreements relating to awards granted under the 2021 Incentive Plan;

3. Second Amended and Restated Certificate of Incorporation of NRX Pharmaceuticals, Inc., included as Exhibit 3.1 to the Registration Statement (incorporated by reference from Exhibit 3.1 to NRX Pharmaceuticals, Inc.’s Current Report on Form 8-K filed on May 24, 2021) (the “Second Amended and Restated Certificate of Incorporation”); and

4. the Second Amended and Restated By-laws of the Company, included as Exhibit 3.2 to the Registration Statement (incorporated by reference from Exhibit 3.2 to NRX Pharmaceuticals, Inc.’s Current Report on Form 8-K filed on May 24, 2021.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the 2021 Incentive Plan, and any applicable award agreements under the 2021 Incentive Plan, as applicable, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP